Exhibit 10.7

ENTSENDEVERTRAG

Der folgende Entsendungsvertrag wird geschlossen

Zwischen

Pall GmbH
Philipp-Reis-Straße 6
63303 Dreieich
Vertreten durch die Gesellschafter-
versammlung

nachstehend „Gesellschaft“ genannt -

und

Wolfgang Platz
Geraer Str. 23
63322 Rödermark

nachstehend „Geschäftsführer“ genannt -

§ 1 PRÄAMBEL

(1)

Der Geschäftsführer wird von der Gesellschaft in die Schweiz entsandt. Herr Platz wird als Geschäftsführer von Pall International Sàrl in 1700 Fribourg/Switzerland, Avenue de Tivoli 3 (nachstehend "Gastgesellschaft") bestellt. Ergänzend zum Arbeitsvertrag vom 03.06.1981 einschließlich seiner Änderungen wird folgende Vereinbarung für die Dauer der Entsendung vereinbart. Dieser Arbeitsvertrag wird für die Dauer der Entsendung nachfolgend entsprechend modifiziert. Herr Platz wird die Geschäftsführerfunktion für die Pall GmbH vor dem Start der Entsendung niederlegen.

ASSIGNMENT CONTRACT

The following assignment contract is entered into

Between

Pall GmbH
Philipp-Reis-Straße 6
63303 Dreieich
Represented by the Shareholders
meeting

hereinafter referred to as “Company” -

and

Wolfgang Platz
Geraer Str. 23
63322 Rödermark

hereinafter referred to as “Managing Director” -

§ 1 PREAMBLE

(1)

The Managing Director shall be assigned to Switzerland by the Company. Mr. Platz will be appointed as Managing Director Pall International Sàrl in 1700 Fribourg/Switzerland, Avenue de Tivoli 3 (hereinafter "Host company"). As amendment to the contract of employment as of 3. June 1981 including its amendments the following is agreed for the duration of the assignment. This employment contract will be modified for the duration of this assignment. Mr. Platz will resign from his Managing Director function for Pall GmbH before the start of the secondment.

(2)

Die Entsendung wird zum 01. November 2010 (das "Entsendestartdatum") wirksam und der Ausgangspunkt der Entsendung ist Dreieich, Deutschland (nachstehend "Heimatland"). Die Entsendung erfolgt nach Fribourg, Schweiz (das "Gastgeberland"). Die Entsendung ist für den Zeitraum von 5 Jahren, bis zum 31. Oktober 2015 vereinbart.

(3)	Dieser Entsendevertrag steht unter der aufschiebenden Bedingung, dass der Geschäftsführer die benötigte Arbeits- und Aufenthaltserlaubnis für die Schweiz erhält.

§ 2 VERGÜTUNG

(1)

Das Vergütungspaket soll dem Geschäftsführer ein Einkommens- und Leistungsniveau gewähren, das mit dem vergleichbar ist, was er auch in Deutschland erhalten würde. Zusatzkosten, welche in angemessener Weise zu erwarten sind und daraus resultieren, dass der Geschäftsführer in der Schweiz lebt, werden berücksichtigt.

(2)

Die Regelungen dieses Entsendungsvertrages sind nur für diese Entsendung anwendbar und gültig. Wenn aus anderen Gründen die Entsendung in die Schweiz endet, fällt die Vergütung aus diesem Entsendungsvertrag weg.

(3)

Der Geschäftsführer erhält ein jährliches Grundgehalt von 351.435 € brutto ab dem Beginn der Entsendung. Mit der Zahlung der oben stehenden Vergütung sind alle Tätigkeiten des Mitarbeiters nach diesem Vertrag abgegolten.

(2)

The effective date of the secondment is 1st November 2010 (the “secondment start date”), and the point of origin for purposes of this secondment is Dreieich, Germany (the “Home Country”). The host location is Fribourg, Switzerland (the “Host Country”). The intended duration of the secondment will be up to five years until 31st October 2015.

(3)	This assignment contract shall be on condition precedent that the Managing Director receives the necessary Swiss work and residence permit.

§ 2 REMUNERATION

(1)

The Remuneration package is designed to provide the Managing Director with a level of income and benefits that is comparable to those he would have received in Germany. Additional costs that may reasonably anticipate incurring as a result of living in Switzerland have also been taken into consideration.

(2)

The terms and conditions outlined in this assignment contract are only applicable under this secondment. If for any reason the secondment to Switzerland will end, the Remuneration set out in this agreement will cease to apply.

(3)

The annualized base salary for the Managing Director will be 351,435 € gross effective on the secondment start date. By payment of the above remuneration all activities (including overtime) of the Managing director shall be deemed compensated.

§ 3 BETRIEBLICHE ALTERSVORSORGE

(1)

Die betriebliche Altersversorgung wird gemäß den Regelungen der Versorgungsordnung 2005 (VO 2005) auf der Basis des Grundgehaltes von 351.435 € und entsprechenden jährlichen Anpassungen während der Dauer der Entsendung bei der Gesellschaft weitergeführt.

(2) Die Direktversicherung mit der Alten Leipziger Versicherungsgesellschaft wird nach den Regelungen des Heimatlandes weitergeführt.

§ 4 BONUS

(1)

Der Geschäftsführer ist berechtigt, an dem Pall Corporation Bonussystem mit einem Zielbonus von 55 % seines jährlichen Bruttogrundgehalts nach § 2 Abs. 3 teilzunehmen. Die Bonuszahlung erfolgt gemäß dem Pall Corporation Executive Bonus Plan in der jeweils geltenden Fassung. Die Bonuszahlung unterliegt ebenfalls der Tax Equalization (siehe unten).

(2) Die Gratifikationsregelung aus der Ergänzung des Arbeitsvertrages mit Pall GmbH vom 30.01.2002 kommt während der Dauer der Entsendung nicht zur Anwendung.

§ 5 ZAHLUNGSART

Der Geschäftsführer wird weiterhin über die deutsche Gehaltsabrechnung abgerechnet und er erhält sein Gehalt in EURO nach Abzug des Arbeitnehmeranteils zur Sozialversicherung sowie der hypothetischen deutschen Steuer (siehe unten).

Es ist keine Währungssicherung für dieses Gehalt vereinbart. Das jährliche Grundgehalt wird in 13 gleichen Raten gezahlt. Das 13. Gehalt wird jeweils im November gezahlt.

§ 3 COMPANY PENSION SCHEME

(1)

The company pensions will be continued according to the regulations of the company pension scheme 2005 (VO 2005) on basis of the base salary of 351,435 € and applicable future salary reviews by the Company during the assignment and according to future salary reviews.

(2) The direct insurance with Alte Leipziger Insurance will be continued according to the arrangements of the Home Country.

§ 4 BONUS

(1)

The Managing Director will be entitled to participate in the Pall Corporation bonus scheme, with a target bonus of 55 % of his gross annual base salary pursuant to § 2 para. 3. Such Bonus payment shall be made in accordance with the Pall Corporation Executive Bonus Plan as amended from time to time. The bonus payment will also be subject to tax equalization (see below).

(2) The gratification provision according to the amendment of the employment contract with Pall GmbH dated 30. January 2010 does not apply during the time of assignment.

§ 5 METHOD OF PAYMENT

The Managing Director will be furthermore paid from the German payroll and he will receive his salary in EURO after deduction of German employee social security and hypothetical German tax (see below). There will be no currency protection on this salary.

The annual base salary will be paid in 13 equal instalments. The 13. instalment is paid in November each year.

§ 6 TAX EQULAZATION RICHTLINIE

(1)

Die Gesellschaft und die Gastgesellschaft wenden die gemäß der Steuerpflicht des Geschäftsführers geltende tax equalization Richtlinie an. Dies richtet sich danach, ob der Geschäftsführer der Steuerpflicht des Gastlandes nach der Prüfung durch die Gesellschaft sowie Gastgesellschaft und in Abstimmung mit deren Steuerberatern unterliegt. Tax Equalization bedeutet, dass der Geschäftsführer während der Entsendung nicht mehr oder weniger Steuern bezahlt als er aufgrund seines Geschäftsführereinkommens bezahlt hätte, wenn er seine Arbeit in seinem Heimatland fortgesetzt hätte. Die Gesellschaft bemüht sich, eine Lohnsteuerfreistellung in Deutschland für den Geschäftsführer zu erhalten. Danach behält die Gastgesellschaft eine "hypothetische" Steuer gemäß der steuerlichen Regelungen des Heimatlandes (Lohnsteuer, Solidaritätsbeitrag und der Arbeitnehmerbeitrag zum Sozialversicherungsbeitrag) von dem Geschäftsführereinkommen ein und schreibt es der Gesellschaft gut. Das Geschäftsführereinkommen umfasst neben dem Grundgehalt auch Bonuszahlungen, zusätzliche Boni und alle anderen variablen Entgelte, die der Steuer im Heimatland unterliegen würden, falls der Geschäftsführer im Heimatland geblieben wäre. Verrechnungsfähige Verluste aus privaten Einkünften werden bei der hypothetischen Steuerberechnung berücksichtigt. Eine Beispiels-Kalkulation der hypothetischen Steuer ist diesem Kontrakt in Anlage 1 beigefügt.

§ 6 TAX EQUALIZATION POLICY

(1)

The Home Company and Host Company operate a tax equalization policy which will apply if the Managing Director becomes subject to Host Country tax as determined by the Home Company and Host Company in consultation with their tax advisors. Tax equalization means that the Managing Director will pay no more or less tax during the assignment than he would have paid on his Managing Director income if he had continued to work in the Home Country. The Home Company will try to get an exemption from German withholding tax (Lohnsteuerfreistellung) for the Managing Director. Thereafter the Host Company takes the ‘hypothetical’ Home Country tax deduction (wage tax, solidarity surcharge and employee´s share to social security) from the Managing Director income and credited to the Home Company. The Managing Directors income includes beside the base salary also bonus payments, additional boni and any other variable pay which would have been subject to Home Country tax if the Managing Director had remained in the Home Country. Tax losses based on private income will be included to the hypothetical Home Country tax deduction. A sample calculation of the hypothetical, taxes is attached to this contract in annex I.

(2)

Der hypothetische Steuerabzug ist ein geschätzter Betrag des Steuerbetrages im Heimatland, der sich nach den individuellen Besteuerungsmerkmalen auf der Steuerkarte des Geschäftsführers hypothetisch ergeben würde. Der Ausgleich zwischen dem geschätzten und tatsächlichen Steuerbetrag im Heimatland wird am Ende des Steuerjahres erfolgen (Ausgleichsberechnung), wenn die Steuererklärung von der von der Gesellschaft beauftragten Steuerberatergesellschaft abgegeben wurde, um den tatsächlichen hypothetischen Steuerabzug im Heimatland zu ermitteln. Ergibt sich aus der Ausgleichsberechnung ein überhöhter Steuer- und Sozialversicherungs-Einbehalt wird die Gesellschaft dem Geschäftsführer den zu viel einbehaltenden Betrag innerhalb von 4 Wochen nach Abschluss der Ausgleichsberechnung erstatten. Ergibt die Ausgleichsberechnung, dass vom Geschäftsführereinkommen ein zu geringer Steuer- und Sozialversicherungsbetrag im Verhältnis zum tatsächlichen Steuerbetrag einbehalten wurde, so ist der Geschäftsführer verpflichtet, den ausstehenden Differenzbetrag zwischen dem hypothetischen und dem tatsächlichen Steuereinbehalt der Gesellschaft innerhalb von 4 Wochen nach Abschluss der Ausgleichsberechnung zu bezahlen. Die Gastgesellschaft trägt die Steuern im Entsendungsland auf die Gehaltseinkünfte des Geschäftsführers gemäß diesem Entsendungsvertrag einschließlich der entsendungsbedingten Zulagen.

(3)	Die Gesellschaft trägt die Kosten der Steuerberatung zur Erstellung der Steuererklärung im Heimatland und im Gastland für den Geschäftsführer durch ihren derzeitigen beauftragten Steuerberater

(2)

This hypothetical tax deduction will be an estimated amount of Home Country hypothetical tax based on the individual withholding criteria of the wage tax card of the Managing Director. Reconciliation between the estimated and the real Home Country tax amount will be done at the end of the tax year (reconciliation calculation) when the tax return is filed by the company’s appointed tax advisor to identify the actual hypothetical tax deduction in the Home Country. Arise from the reconciliation calculation any over deduction for tax and social security the Company will rebate the overpaid amount to the Managing Director within 4 weeks after the reconciliation calculations are finished. Arise from the reconciliation calculation any under deduction for tax and social security from his salary in relation to the actual tax amount, the Managing Director is obliged to pay back the open remaining amount between the hypothetical and actual tax deduction amount within 4 weeks after the reconciliation calculations are finished. The Host Company would therefore pay any Host Country tax liability on the income of the Management Director according to this assignment contract including the assignment allowances.

(3)

Where necessary, the Home Company will bear the cost of tax advice and preparation services from its current tax provider for tax returns in the Home Country and Host Country locations whilst the Managing Director is on assignment. Any possible

während der Zeit der Entsendung. Darauf etwaig entfallende Steuern trägt die Gesellschaft. Der Geschäftsführer darf den von der Gesellschaft im Gast- und Heimatland beauftragten Steuerberater auch als seinen persönlichen Berater in seinem Namen zu nutzen. Der Geschäftsführer ist verpflichtet, dem Steuerberater unverzüglich alle wichtigen Informationen mitzuteilen. Der Geschäftsführer hat dem von der Firma beauftragten Steuerberater alle erforderlichen Informationen zur Verfügung zu stellen, damit seine Steuererklärung frist- und formgerecht eingereicht werden kann. Der von der Gesellschaft beauftragte Steuerberater unterstützt den Geschäftsführer bei der Steuererklärung vor, während und am Ende der Entsendung, um die Beachtung der relevanten Steuergesetzgebung im Heimat- und Gastland sicherzustellen.

(4)

Der steuerliche Vorteil aus der Berücksichtigung der verrechnungsfähigen Verluste aus privaten Einkünften steht der Gesellschaft zu, wenn der Geschäftsführer nach Beendigung, einschließlich einer vorzeitigen Beendigung dieser Entsendung nach Deutschland zurückkehrt. Dieser steuerliche Vorteil wird separat ermittelt. Dieser darauf basierende Steuererstattungsbetrag hat der Geschäftsführer nach Vorlage des Einkommensteuerbescheides im Folgejahr der Gesellschaft weiterzuleiten. Verbleibt der Geschäftsführer nach Beendigung dieser Entsendung im Gastland, stehen die Steuerrückzahlungen basierend auf den Verlusten aus privaten Einkünften dem Geschäftsführer zu.

(5)

Jede Steuerrückerstattung steht der Gesellschaft zu und der Geschäftsführer muss der Gesellschaft innerhalb von 4 Wochen den Steuerrückerstattungsbetrag überweisen, nachdem er den Erstattungsbetrag erhalten hat. Gleichermaßen werden Steuernachzahlungen von der Gesellschaft getragen werden.

taxes are borne by the Company. The Managing Director is required to allow the company’s appointed Home and Host Company’s tax advisor to act as an agent on his behalf and he has to provide necessary information as quickly as possible. The Managing Director will be required to provide the company’s tax advisor with all the required information necessary to file his tax returns in a timely and compliant manner. The company’s expatriate tax advisors will provide the Managing Director support and assistance on expatriate tax filing before, during and at the end of the assignment to ensure that the relevant tax legislation is complied with both in the Home and Host Country.

(4)

The tax advantage based on the consideration of the tax losses based on private income is due to the Company in case the Managing Director will return to Germany after the end, including an early end of the assignment. The tax advantage will be calculated separately. The Managing Director is obliged to pay back the tax refund based on this tax advantage to the Company after getting his tax declaration in the following year. Remains the Managing Director in the Host Country after the end of this assignment, he is entitled to the tax refund due to his tax losses based on private income.

(5)

Any tax refund (Steuerrückerstattung) will be for the benefit of the Home Company and the Managing Director has to transfer these payments to the Home Company within 4 weeks after having received them. In equal measures, possible additional tax payments (Steuernachzahlungen) will be borne by the Home Company.

§ 7 STEUERN

Trotz der Tax Equalization Richtlinie ist der Geschäftsführer für die Bezahlung aller seiner persönlichen Steuern verantwortlich gemäß der rechtlichen Anforderungen bezüglich aller Leistungen und Zahlungen dieses Entsendungsvertrages. Soweit erforderlich, behält die Gesellschaft die Steuern gemäß den Verpflichtungen des Geschäftsführers ein.

§ 8 SOZIALVERSICHERUNG

(1)

Der Geschäftsführer bleibt weiterhin im Sozialversicherungssystem des Heimatlandes versichert unter der Bedingung, dass die Gesellschaft erfolgreich die E101-Bescheinigung nach Artikel 17 der 1408/71 der EU -Bestimmung beantragt. Die deutschen Sozialversicherungsbeiträge werden dann von dem Einkommen des Geschäftsführers einbehalten. Beiträge ins deutsche Sozialversicherungssystem können maximal für 5 Jahre eingezahlt werden. Für die Gehaltsfortzahlung im Krankheitsfall gelten die Bestimmungen des Heimatlandes.

(2)	Jede Veränderung des Wohnsitzes kann Einfluss auf den Sozialversicherungsstatus haben und der Geschäftsführer ist daher verpflichtet, jede Veränderung der Gesellschaft unverzüglich mitzuteilen.

(3)	Die Gesellschaft wird für den Geschäftsführer und seine Ehefrau eine private Auslandskrankenzusatzversicherung für die Dauer der Entsendung abschließen.

§ 7 TAXES

Notwithstanding the Tax Equalization Policy, the Managing Director is responsible for paying all personal taxes according to the legal requirements on all benefits described in this assignment contract. If required the Company will withhold tax contributions in accordance to its obligations.

§ 8 SOCIAL SECURITY

(1)

The Managing Director will continue to remain in Home Country social security system provided that the Home Company makes a successful application for a certificate E101 under Article 17 of the 1408/71 EU Regulations. German social security contributions will then be deducted from the Managing Director´s income. The maximum period of time that German contributions can be maintained is five years. Employee leave benefits in case of illness the rules of the home country regarding will apply.

(2)	Any changes of the place of residency could have an effect in the social security status and the Managing Director is obliged to inform the company on any changes immediately.

(3)	The company will offer an private additional health insurance for the managing director and his wife during the assignment.

§ 9 FIRMENWAGEN

(1)

Der Geschäftsführer erhält eine monatliche KfZ-Zulage in Höhe von 1.271,00 € brutto gemäß der Firmenwagenrichtlinie von Pall International Sarl und der Pall European Car Policy in der jeweils geltenden Fassung.

(2)	Diese Entsendungszulage unterliegt dem hypothetischen Steuerabzug.

(3)	Der Geschäftsführer erhält einmalig einen Ausgleichsbetrag in Höhe von 6.000 € netto zur Ablösung seines privaten PKW-Leasingvertrages von der Gesellschaft zum Beginn der Entsendung gezahlt.

§ 10 UMZUGSKOSTENBONUS

(1)	Der Geschäftsführer erhält von der Gesellschaft einen Umzugskostenbonus in Höhe von 41.000,00 € netto zum Starttermin der Entsendung gezahlt.

(2)

Es sind die Bestimmungen unter "Beendigung der Beschäftigung" bezüglich der Rückzahlung eines solchen Umzugskostenbonus im Falle der freiwilligen Beendigung dieses Entsendungsvertrages innerhalb von 2 Jahren ab dem Starttermin dieser Entsendung zu beachten.

§ 11 ZUSATZBONUS

(1)

Der Geschäftsführer erhält einen jährlichen Zusatzbonus in Höhe von 46.000 € brutto für jedes vollständige Jahr der Entsendung für die ersten 4 Jahre der Entsendung. Der Zusatzbonus wird jeweils am Ende jedes der 4 ersten Jahre nach dem Starttermin der Entsendung gezahlt. Danach wird für alle weiteren Jahre kein Zusatzbonus mehr bezahlt.

§ 9 CAR

(1)

The Managing Director will receive a monthly car allowance in the gross amount of 1,271.00 € in accordance with the Car Compensation guideline of Pall International Sarl and the Pall European Car Policy as amended from time to time.

(2) This allowance is subject to the hypothetical tax reduction.

(3)

The Managing Director receives a one-time payment in the amount of 6,000 € net by the Company as compensation payment for ending of his private car leasing contracts; payable on the secondment start date.

§ 10 RELOCATION EXPENSES BONUS

(1) A Relocation Expenses Bonus of 41.000 € net will be paid by the Company to the Managing Director on the secondment start date.

(2)

The provisions below under ‘Termination of Employment’ with regard to the repayment of such Relocation Expenses Bonus apply in the event of voluntary termination of the Assignment Contract within two years of the secondment start date.

§ 11 ADDITIONAL BONUS

(1)

An additional annual bonus of 46.000 € gross will be paid to the Managing Director, for each fully completed year of secondment for the first 4 years of assignment, at the end of each of the first four years following the secondment start date. For each year of service thereafter no additional bonus will be paid.

(2)

Ein volles Entsendungsjahr gilt vom 01. November bis zum 31. Oktober jedes Kalenderjahres, beginnend am 01. November 2010 bis zum 31. Oktober 2014. Unter der Voraussetzung, dass der Geschäftsführer jedes Jahr seiner Entsendungstätigkeit vollendet, wird der Zusatzbonus jeweils im November 2011, 2012, 2013 und 2014 ausbezahlt.

§ 12 URLAUB

Der Geschäftsführer hat einen Anspruch auf 30 Urlaubstage pro Kalenderjahr auf der Grundlage einer 5-Tage-Woche. Für den Fall, dass die gesetzlichen Urlaubstage im Gastland die in diesem Entsendungsvertrag vereinbarten Urlaubstage übersteigen, dann gehen die gesetzlichen Mindest-Urlaubstage nach Schweizer Recht vor.

§ 13 UMZUGSHILFE

(1)

Die Gesellschaft gewährt dem Geschäftsführer Umzugshilfe gemäß den Umzugsrichtlinien für das Management in der jeweils geltenden Fassung, wobei abweichend von der Umzugsrichtlinie für den Geschäftsführer keine Begrenzung des Umzugsvolumens (cm³) für "Shipment of Household Goods" gilt, und Zimmer-/Terrassenpflanzen und Weinflaschen in der gewährten Umzugshilfe eingeschlossen sind.

(2) Der Geschäftsführer hat keinen Anspruch auf Provision im Falle von Eigentumserwerb.

(2)

A fully completed year of secondment shall be deemed to be 1st November to 31th October inclusive each year, commencing 1st November 2010 to 30th October 2014. Provided always that the Managing Director complete each year of service, the additional bonus will be paid on or about November 2011, 2012, 2013 and 2014.

§ 12 HOLIDAY

The Managing Director shall be entitled to 30 days of holidays (vacation) per calendar year based on a 5 days week. In the event the statutory minimum holiday entitlement in the Host Country should exceed such days of holiday as set out in this Assignment contract, then the Swiss Statutory Obligations shall prevail.

§ 13 RELOCATION ASSISTANCE

(1)

The Company shall provide relocation assistance as provided under the Relocation Policy for Management as amended from time to time, whereas against the relocation policy the limitation for volume (cm³) of shipment of household goods does not apply for the Managing Director. In- and outdoor plants as well as bottles of wine are included in the relocation assistance.

(2) Please note that any provision for purchase of housing in the Host Country would not be applicable to the Managing Director as a secondee.

(3)

Der Geschäftsführer erhält einen vorübergehenden monatlichen Mietzuschuss in Höhe von maximal 3.000 CHF netto für maximal 6 Monate nach der Pall Corporation Permanent International Group Move Transfer Richtlinie vom 22.04.2009.

§ 14 BEENDIGUNG

(1)	Die Kündigungsfrist für diesen Entsendungsvertrag beträgt sieben Monate zum Ende eines Kalendermonats sowohl für den Geschäftsführer als auch für die Gesellschaft.

(2)

Sollte der Geschäftsführer binnen 2 Jahren nach Beginn der Entsendung aus der Gesellschaft freiwillig ausscheiden (durch Kündigung oder einvernehmlichen Aufhebungsvertrag), ohne dass er dafür einen wichtigen Grund hat, oder sein Anstellungsverhältnis aus wichtigem Grund von der Gesellschaft gekündigt wird, ist der Geschäftsführer verpflichtet, der Gesellschaft den während der Entsendung gezahlten Umzugsbonus und Umzugshilfe zu erstatten. Der Rückzahlungsbetrag vermindert sich um je 1/24 pro Monat, den der Entsendungsvertrag ab dem Beginn der Entsendung fortbesteht. Der Erstattungsbetrag ist zahlbar und fällig am letzten Tag des rechtlichen Bestands des Anstellungsvertrages. Alle künftigen Umzugshilfen und zusätzlichen Bonuszahlungen verfallen, mit Ausnahme möglicher Anrechte auf den Executive Bonus.

(3)

Wird der Geschäftsführer von der Gesellschaft ordentlich ohne wichtigen Grund gekündigt, findet die Verpflichtung zur Rückzahlung des Umzugsbonus und des Zusatzbonus, welche ihm während der Entsendung gezahlt wurden, keine Anwendung.

(3)

The Managing Director will be entitled to receive a monthly temporary renter´s allowance of max. 3,000 CHF net for max. 6 months according to the Pall Corporation Permanent International Group Move Transfer Policy as of 22. April 2009.

§ 14 TERMINATION

(1)	The notice period for this assignment contract is seven months effective to the end of a calendar month on either the Managing Director side or the side of the Home Company.

(2)

Should the Managing Director voluntarily resign (per termination or per mutual termination agreement) from the company without having a good cause or due to company´s termination based on good cause (wichtiger Grund) within two years of commencing this secondment, the Managing Director is obliged to reimburse to the Company the relocation expenses bonus and the additional bonus which has been paid to him under the secondment. The reimbursement amount will be reduces by 1/24 per month the secondment continues commencing at the start of this secondment. The reimbursement amount is due and payable at the last day of the legal existence of his employment relationship All prospective relocation assistance and additional bonus payments will be forfeited excluded possible claims out of the Executive Bonus.

(3)

If the Managing Director is terminated by the company without a good cause with notice, the obligation to make the repayment of the relocation expenses bonus and the additional bonus which has been paid to him under the secondment will not apply.

§ 15 HAFTUNG

(1)

Der Geschäftsführer und die Gesellschaft sind gemeinsam für die Aktenführung bezüglich Zahlungsunterlagen verantwortlich. Die Gesellschaft wird jede Anstrengung unternehmen, um sicherzustellen, dass die Arbeit sorgfältig und pünktlich erledigt wird. Der Geschäftsführer wird aktiv in den Überprüfungsprozess einbezogen.

(2) Falls der Geschäftsführer Fehler in Zahlungsunterlagen findet oder er irgendwelche Fragen zu seiner Bezahlung, Zuschuss oder Steuern hat, soll er diese der Pall GmbH zur Korrektur oder Klärung melden.

§ 16 RÜCKKEHRKLAUSEL

(1)

Der Geschäftsführer stimmt mit der Firma bis spätestens 4 Monate vor dem geplanten Ende der Entsendung seine Rückkehr nach Deutschland und die Position, welche er nach seiner Rückkehr in Deutschland einnehmen soll, ab. Nach Beendigung des Auslandseinsatzes wird die Gesellschaft sich bemühen, den Geschäftsführer in einer Führungsposition einzusetzen, die seiner Position vor der Entsendung vergleichbaren ist. Eine höherwertige Tätigkeit im Gastland begründet keinen Anspruch auf eine vergleichbare Tätigkeit nach Rückkehr ins Heimatland.

§ 15 RESPONSIBILITY

(1)

The responsibility for maintaining records of payments is a joint responsibility of both the Managing Director and the company. While every effort will be made by the company to ensure accurate work is completed on time, the Managing Director should be actively involved in the review process.

(2) If at any time the Managing Director finds errors in, or has any questions concerning his pay, allowances, or taxes, please bring them to Pall GmbH’s attention for correction or clarification.

§ 16 RETURN CLAUSE

(1)

The Managing Director will discuss with the company at the latest four months before the planned expiration of the secondment his re-entry to Germany and the position which he should take upon his return in Germany. After the assignment, the Company endeavors to offer the Managing Director an executive position, which is comparable to his position he had before the assignment. A higher position in the Host Country provides no claim of a comparable position in the Home Country after the termination of the assignment.

(2)

Nach dem vereinbarten Ende der Entsendung oder wenn die Gesellschaft die Entsendung aus betrieblichen Gründen beendet, trägt die Gesellschaft die Kosten für die Rückreise einschließlich Umzug nach Deutschland nach Vorlage der entsprechenden Belege.

(3)

Falls der Geschäftsführer das Ende der Entsendung verursacht (durch Kündigung, einvernehmlichen Aufhebungsvertrag oder durch Kündigung wegen verhaltensbedingten Gründen), trägt die Firma nicht die Kosten für die Rückreise nach Deutschland.

(4)

Im Fall einer verhaltensbedingten Kündigung durch die Gesellschaft wird die Gesellschaft das Verfahren zur verhaltensbedingten Kündigung analog zum deutschen Kündigungsschutzgesetz beachten. Die vorstehende Regelung führt nicht dazu, dass das gesamte Kündigungsschutzgesetz anwendbar ist, es sei denn, dass die Voraussetzungen seines Geltungsbereiches erfüllt sind.

§ 17 VERTRAGSBEDINGUNGEN

Die Vertragsbedingungen dieses Entsendungsvertrages mit der Pall GmbH bestimmen sich nach den Regelungen dieses Entsendungsvertrages. Die in diesem Entsendungsvertrag vereinbarten Regelungen haben Vorrang zu den Bestimmungen in dem Arbeitsvertrag (und seinen Änderungen) mit Pall GmbH, jedoch ist der Geschäftsführer als auch die Gesellschaft weiterhin an alle sonstigen Vertragsbedingungen der oben genannten Dokumente gebunden.

§ 18 SCHLUSSBESTIMMUNG

(1) Dieser Vertrag ist Gegenstand des deutschen Rechts.

(2)

After the agreed end of the secondment or if the company has terminated the assignment for business reasons the costs for travelling back to Germany will be borne by the company upon presentation of the appropriate invoices.

(3)

If the Managing Director has caused the end of the secondment (by termination, mutual termination agreement or by termination for behavioral reason), the company will not bear the costs for the travelling back to Germany.

(4)

In case of a termination for behavioral reasons by the Company, the company will follow the proceeding for terminations based on behavioral reasons analogical to the German Act against unfair dismissal (Kündigungsschutzgesetz). The abovementioned provision does not cause a full applicability of the German Act against unfair dismissal, unless that its conditions of its scope are fulfilled

§ 17 TERMS AND CONDITIONS

The terms and conditions of your secondment with Pall GmbH shall be governed by the terms set out in this assignment contract. The terms set out in this assignment contract shall take precedence over those terms contained in the employment agreement (and amendments) with the Pall GmbH, however the Managing Director as well as the company shall remain bound by all other terms contained in the above said documents.

§ 18 FINAL PROVISIONS

(1) This agreement is subject to German law.

(2)

Änderungen oder Ergänzungen dieser Vereinbarung bedürfen zu ihrer Rechtswirksamkeit der Schriftform, sofern sie nicht auf einer ausdrücklichen und individuell ausgehandelten Abrede beruhen. Dies gilt auch für die Anforderung an eine Abänderung dieser Schriftformklausel selbst. Ausgeschlossen sind damit insbesondere Änderungen dieses Vertrages durch betriebliche Übung.

(3)

Sollte eine Bestimmung dieses Vertrages unwirksam sein oder unwirksam werden, so bleibt die Wirksamkeit des Vertrages im Übrigen unberührt. Die Vertragsparteien sind in diesem Falle verpflichtet, anstelle der unwirksamen Bestimmung eine wirksame Regelung zu treffen, die den wirtschaftlichen Zielen dieses Vertrages möglichst nahe kommt.

(4)	Die deutsche Version dieses Vertrages ist maßgebend.

(2)

Amendments to this Agreement must be in writing to be effective, as far as it does not base on an expressly and individual agreement. This applies also for the requirement to change this provision itself. Hence, especially changes of this contract through "entity practice" are excluded.

(3)

If one or several of these clauses should be or become void, the other stipulations remain unaffected. The parties will replace the clause(s) with (an) agreement(s) that most closely represent(s) the commercial goals of this contract.

(4)	The German version of this agreement shall prevail.

Dreieich July 1, 2010
(Ort, Datum)

/s/ Christian Alzer
(Gesellschaft)
Vertreten durch die
Gesellschafterversammlung

Dreieich July 1, 2010
(Ort, Datum)

/s/ Wolfgang Platz
(Geschäftsführer)

Dreieich July 1, 2010
(Place, Date)

/s/ Christian Alzer
(Company)
Represented by the
shareholders meeting

Dreieich July 1, 2010
(Place, Date)

/s/ Wolfgang Platz
(Managing Director)